Exhibit 99.2

Event ID 36718

Moderator: I would like to introduce the guys from Tidewater. We have got Dean Taylor and Joe Bennett, they both will be speaking this morning. This is the stock that I have been absolutely rolling on over the last year. I have been worried about oncoming capacity in the boat markets affecting pricing and they just proved me wrong quarter after quarter after quarter, which is fine. I like to see a company that keeps performing and executing, and I am very pleased to say that they are doing one of the best jobs that I can see in their industry. My comment has been ‘Good House, Bad Neighborhood’, but apparently, the neighborhood has been better, I thought it was going to be and the results speak for themselves, but with that, I will let Dean start telling the story, which has been a very good one over the last two years. Dean.

Dean Taylor: It is a pleasure to say we are working like hell to get off of Ken’s underperformed list, and I call in every quarter as I can, I am going to prove you wrong and then he says well, I hope you do, and so, we just need to keep going, and one of these days, we will get off of the list. Joe and I will be making some forward-looking statements, so we have our standard disclaimer. This is our work place and most people do not understand, but in the austere space, there is only one platform that is really mobile and everything else is stable. The rigs are stable as the room in which you are sitting right now and on the course, shore side bases are very stable, but our work place is very unstable. Guys are working on wet decks and all kinds of stuff rolling around up in the pilot house and the wheel house and the staterooms, which makes our safety record we think all the more remarkable and everything we do at Tidewater starts with safety including presentations to our investing public, and you can see since 1998, the dramatic regression and lost time accidents that we have had on a very unstable platform and it is something that we think is important, not only to our employes and to our customers, but also to you. We know some of our investors buy safety records and some of our investors think that any company that pays that much attention to safety will pay that much attention to other facets of its business and we pay plenty of attention to safety.

****2***

This is our total record of our incident rate as compared to what are considered to be industrial leaders in the United States. Exxon-Mobil, Dow Chemical, DuPont, BP, our total recordable incident rate so far this fiscal year through 9 months of this fiscal year 2007, which ends March 31 2007 is 0.16 per 200,000 man hours, which is about twice as good as anybody else in the business and we keep that little picture in the right-hand corner of the slide to remind everyone that, that is the environment in which we work. Now, clearly, everyday offshore is not as dramatic as that one there, but it is noteworthy that our people are doing such a terrific job in terms of safety on an unstable platform.

Tidewater has the largest new fleet in our industry and county. You will hear other people say they have the newest fleet in the industry and other people say, they have one of the newer fleets in the industry, we have the largest new fleet in the industry. Just turns out we also have one on the larger old fleets in the industry, so that when you blend the two, our average age is still not as new as we would like it to be. Nevertheless, we have about 120 new ships in our fleet and counting we have about 30 on the order books, 18 of which will be delivered in this coming fiscal year. We have the second highest dividend yield of OSX. We have one of the strongest balance sheet, if not the strongest balance sheet in the OSX. We have got authority to repurchase common shares. Last quarter, we did not repurchase, and in the prior quarter, we repurchased the bunch. So, we have about $117 million of authority to repurchase some shares.

Tidewater is international, an international…an international company and we are an international company and we are an international company and the first person that asks the question about the Gulf of Mexico, Joe has been authorized to scream. We also have some business in the Gulf of Mexico. Our first call concerns the earnings for our fiscal year ending this March 2007. It is $5.79 per share. We do not endorse that. We do not give projections on our earnings, but that is what the smart people like New Power Company think that we will do.

****3****

In addition to all of the above, we think that commodity prices remained favorable even though they are volatile. EMP spending for the next fiscal year is budgeted to be up and we think it will be up. Rig count is up and growing. There are plenty of new rigs under construction, about 27 should be delivered in 2007. A strong demand in virtually every area of the world in which we work excepting the Gulf of Mexico and even in the Gulf, it is not that bad, but it is just not as strong as everywhere else where we work. Our new fleet continues to have a growing financial effect for our company. Last quarter, it provided about 48% of our total earnings, and then the tax law changes in 2004 and the Jobs Creation Act made a big difference for our company taking away an onerous tax burden that we had, but that none of our competitor shared. Where we were taxed on foreign source income, none of our competitors were. Jobs Creation Act of 2004 took that burden away from us and I think right now, our tax rate is running at about 21% as opposed to about 34% before that law was enacted.

This is where our active vessels are presently located. You can see we have about 51 in North America and the Gulf of Mexico, about 107 in South America, about 135 in West Africa, about 36 between Egypt and the Middle East, we have nothing in the North Sea right now, and about 50 in the Far East. Now, in the overlay where our vessels are as the areas of opportunity, we think that even Gulf of Mexico remains an area of opportunity. It may be soft for a while, but I think geopolitical concerns are going to cause the Gulf to come back yet again. South America is certainly an area of opportunity, West Africa, Southeast Asia. Middle East is absorbing a lot of new rigs right now. The only place where we are really not is the North Sea and Sakhalin Island. North Sea, not because we do not want to be there, it is just that all of our equipment is profitably employed elsewhere. Sakhalin Island, we go in the summer construction season, but we do not have anything there full-time as yet.

The story about day rates in utilization to Tidewater over the last three years really, you can see that our utilization has been relatively flat in the international market place. It has gone up from about 70% to 80% and you can see we have been able to increase our day rates, our average day rates from about $5000 to $55,000 a day to almost over $8500, I think that is $8500 a day. In every $100 day change in our average day rate equates to about $10.1 million in revenue and every one percent change in utilizations about $10.5 million in revenue.

Some people would say that well, that is because you have been introducing these new vessels and key fleet and the effect of them entering the fleet has increased your day rates substantially and in fact that is the case, but you can see that our older vessels have also had nice increases in day rates through the same period of time, not quite as substantial as the newer vessels, but again, one of the reasons we feel it is so important to be replacing our old fleet as time goes on.

Such is the growth of our average international day rate just over the last two to three fiscal years, from fiscal 2005 into nine months ended in December, we have had about a 38% growth in our average international day rate. Then, we have another chart that shows what has happened domestically. You can see that our domestic utilization shot up substantially in March 2004, but that was really the result of an impairment charge. We took on 81 vessels, took them out of our active fleet. Then, since that time, our utilization has gone up to about 70%, but you can see what has happened to our average day rate. It is over $13,000 a day even with an old fleet in the Gulf of Mexico.

Same chart, breaking out new vessels and old vessels in the Gulf of Mexico, and people say that Tidewater has an old fleet. You have a look what those old boats are doing in terms of profitability if you can get $12,000 to $13,000 day rate on a boat that has been depreciated down to practically nothing.

***4***

Now the chart is showing what has happened to domestic vessel day rates since fiscal 2005, almost 120% growth in average day rate and somebody called me once and said, Dean, one of the problems with your company is that you guys are just so dull, you do not give earnings estimates, you do not do a lot of things, you are not pumping up your stock, and not…and you guys are just too dull. And I do not know whether we are dull or not, but we are steady. And our strategy has been to continue to get the right acquisition at the right price, either whole fleets or individual vessels. We want to continue to renew our fleet in a disciplined way. We are not going to go out and do anything stupid just because we have some money in our pocket and we certainly do right now. We intend to maintain and grow our market share and that is tough when you have a shrinking fleet. You will see that our fleet size in some of Joe’s slides is shrinking and the real challenge I think before our (inaudible) day is how to increase our revenue with the shrinking fleet size and that is going to be tough, but we have not able to now and I think we will be able to continue to do then.

We want to continue to push our day rates to rule out profits and cash flow and we have done a really nice job of that and I think we will continue to be able to do that. I can have some concern about some looming overhang of capacity. In the sector, I think those concerns are valid, but nevertheless, I think we are going to be able to deal with it quite nicely, and I think we are just going to have to show you how we are going to do that.

Finally, we implemented EVA system at Tidewater. We started it about two years ago. Prior to that time, every guy out in the field that we had said, ‘Taylor, if you just give me a new boat, you will solve all my problems’, and they not knowing that new boats, of course, have a capital charge coming with them, so we started the EVA program at Tidewater. We got everybody to understand that there is a cost of debt and a cost of equity. Cost of equity is actually more expensive than the cost of debt. All of a sudden, everybody understands now something called the weighted average cost of capital. They understand that they need to earn above that cost of capital. So when they say now, who want a new boat, we say fine, you can have a new boat, and there is going to be a capital charge that goes with it, and your bonus is tied to how you do in terms of the economic value creation and most of the guys are saying, you know that old boat did not look quite so bad anymore, and we have a seen a lot of that and a lot more capital discipline in Tidewater, and I think it has really had some positive effects in our company, and I think it is going to continue to have positive effects in a very capital-intensive business.

And finally, we want to maintain our financial strength. Right now, we have no net debt and we were willfully under levered. We understand that, we are waiting for the right opportunity to get levered up. We are going to continue to…we are working to try to during open window periods, buy back our shares when we feel like that is a good investment, and in the meantime, we are going to be looking for ways to expand our revenue-generating asset base.

So that being said, I am going to let Joe talk to you a little bit about some of the financial portions of our presentation and then we both be available for any questions you might have. Thank you for coming and thank you for your interest in our company.

****5***

Joe Bennett: I do quite a few of these presentations at these conferences and being on the finance side of the business and the investor-relation side, it is a fun time to be in our space, but it is a challenge, it is a challenge each day as we look at and come up with our strategy for financial balance is, first off, we are dealing in a volatile business and we have been around for over 50 years now doing what we are doing and we understand the peaks and valleys and do not make any assumptions that this nice run that we are having currently and have had for the last few years is going to continue forever. We also are very capital-intensive business, so we are making decisions on building boats now spending a ton of money that are meant to carry this company forward for the next 25 to 30 years as we expect these vessels to last that long.

So, with that, we are dealing with the investment community that is someone’s value, someone’s growth. We, as a company, want to maintain our financial strength, so we come up with this very simple triangle to depict that we believe that we have been showing everyone all of these. We have the financial strength. We have not changed, as Dean said, we are considered kind of boring and even on the financial side, very conservative, but again we have been around for 50 years, well, not too many people can say that in this industry. So, we have maintained our financial strength while spending a ton of money already over the last 6 to 7 years, rebuilding the fleet. We have shown good performance and good growth to the investment community.

As Dean said, we do have the largest new fleet in the industry and I do not believe that we get enough credit for that, but let me show you what we have done since we started this program about 6 to 7 years ago, really in about January 2000, we kind to began this strategy of knowing that we had to replace this aging fleet that we have. Since then, we have committed to already taken acceptance of or still have in the shipyards some 150 new pieces of equipment totaling about $1.8 billion of which we have already funded to date almost $1.5 billion of this new program. You will see in a minute. We have 30 boats under construction today at a variety of shipyards around the world, but this is our program and certainly 150 new boats spread between (inaudible), the core of our fleet anchor handlers, PSVs, and crew boats are pretty evenly spread, although the trough lately has been more on the anchor handler side and I would expect that to continue.

Why did we do it? What have they done for us thus far? We go back to that same fiscal year 2000, we are March yearend. In fiscal 2000, we had about 500 boats, the average age of our fleet was 19 years old at that time and it contributed, of course, 100% of our profitability. You fast-forward to last fiscal year and we will be updating this slide as soon as this fiscal year is done, but we are down to 257 old boats whose average age last year was 24 years, it is now 25 with another year passed. That contributed last fiscal year 56% of our profitability; 100 of our new boats that were in the fleet during fiscal ‘06 on average about 4 to 5 years old on average contributed 44%. And you see the little note at the bottom in fiscal ‘05, prior to this ‘06 year, the percentage of new vessel contribution of profitability was 30%. We are now running just short of 50% profitability from the 100 plus new boats that are in our fleet now and the only reason that the percentages is not even higher than what I just stated is that the old boats are doing so well these days.

The 30 new boats and here is the breakout. As I said, the anchor handlers, primarily internationally being built are kind of the real thrust of our new built program right now, but does have a mix of PSVs and crew boats and a tugger, and that number continues to change. What have we done? You know, as Dean said, as Kim said, lot of boats being built in the industry these days, our argument is that the old boats are going away. They will continue to go away and I am not sure that everyone is given enough credit to because it is hard to point to and say well, this exactly is going to be the attrition rate of the old boats while the new boats come on, but we can at least look at it historically and see what we have done.

We have a fleet of about 400 boats now of which 136 are new on average including the ones that are in the shipyard now. During the same timeframe, this last 7 or 8 years, Tidewater alone has disposed off 360 old boats. Most of these, probably 99% of them, have been sold out of the industry. Of that 360, 71 have been scrap, so they are definitely gone, but the others, the majority are outside of our industry. We are not competing with them and if you look at it and you want to look at something that is more recent of this 360, see the note at the bottom. In the last year-and-three-quarters, we have disposed off 109 vessels and we have recorded gains on the disposals of those boats of $126 million. So, it is almost a business of itself and we think that we can continue to dispose off the old boats. All of this has kind of happened under the radar screen. People do not even give us credit for these gains as they come through on a quarterly basis, but that is what has happened and it should continue to happen.

****6****

Just a few financial slides. We are certainly proud of this. These are our nine-month numbers. We just disclosed our quarter last week and had another very, very good quarter that beat the Street estimates. You see here earnings per share $4.75 versus last year’s nine-month figure of $2.96 where cash flowing almost doubled what we were cash flowing last year, and you see what our CapEx numbers have been thus far this year, equity growing up to almost $1.8 billion, but that revenue line growing $200 million year-on-year over that nine-month comparison.

Being touched on the balance sheet a little bit, $341 million of cash on our balance sheet and only $300 million of kind of old private placement debt that is still higher, it is about seven years left to run on it, very low interest rates, so we do not think that that is going anywhere, obviously, a lot of flexibility in reacting to acquisition candidates, etc., to spend money. We can certainly lever up our balance sheet, a hell lot more than what we are now given the right circumstances.

And a little quick summary of our P&L and you see where the revenues have come from. We have grown on a quarterly basis from a base a year or so ago of $228 million of vessel revenues up to 281 with vessel operating cost moving up slightly, and certainly, as you compare ourselves to other boat companies, to other drillers, compare our growth and operating cost to theirs, and I think you will find these are pretty minimal numbers. We are all dealing with issues, with labor costs, with repair cost being greater, but we also manage our way through this and have been able to maintain a fairly stable level of operating cost, and therefore, the earnings line, most of the revenue increases have gone to the bottom line.

Factored out of those split notes denote kind of the bigger games on sales that are factored out of these numbers, so that you see more peer operations in what we have succeeded over the last several quarters.

Significant earnings growth, these are all actual numbers, earnings over the last few years and what the Street has a score for this current fiscal year again, no guidance given to that, but that is what is listed as, that is about 75% compounded average annual growth number over this period of time.

As Dean mentioned, we implemented EVA a couple of years ago and we brought to show the slide so people will understand what this really shows back in fiscal ‘05. Just two fiscal years ago, we had negative EVA, that means we did not return to the shareholders a weighted average cost to capital of 9% during that year. It was negative. During fiscal ‘06, we turned it around by $100 million. We improved it and got to a positive number. Through nine months this year, we have exceeded that 9% weighted average cost to capital amount by over $100 million, and our expectation is well in the year, somewhere in the $130 million to $140 million of positive EVA for this current fiscal year. I am very proud of those returns.

We, through this slide, in a couple of presentations ago, just to see what the Street has, how they viewed us over time. Back in July ‘05, people were predicting that this company would earn $2.22 a share, in fiscal ‘06, we ultimately earned $3.33. They said we would earn $2.61 in fiscal ‘07,during that time, they are up to above to even $5.61 is not right, that is more like $5.79 now and fiscal ‘08 is up to just over $6.00 as far as with the Street has the score. So obviously, and I remember back, in July ‘05 when people were talking about peak earnings, what could peak earnings be, and by their calculations, I had never answered the question because I did not want to put that limitation on ourselves, but most people would say, Boy! If you could get your $4.00 of share, that would be great. Well, we are at 6 right now, so we will see how that goes as we move forward.

We pay a dividend, the OSX, we have one of the highest paying dividends, that means something to some people, not something to others. We certainly consider that we have been paying dividends for a long time now and our Board continues to assess what to do with those dividends, what level to be at.

And lastly, just a little… it is entitled ‘Future Outlook’, this lists the Street estimates for the next couple of years, this year and next year. Our active new vessels, we think we will get up to 130 or so new vessels in our fleet. The vessel profit contribution, I think will be in excess of 50% of the company’s profitability, and we are slowly, but surely, getting that fleet average age down to a level that we would like it to be, and we foresee down the line that being down in the 12-13 year range, but you do not change that overnight. When the years go by, you get rid of some boats, but the older fleet is still aging, but we are slowly, but surely, getting that average age down.

With that, we have gone a little bit over our time, but we do have some time for questions. Yeah.

Male Speaker: (inaudible)

Joe Bennett: Well I can tell you, we do these EVA calculations on old boats versus new boats and obviously, the old boats are on the books for very little money so the EVA is very positive there, but I can tell you that the EVA, we do have positive EVA being generated by all of our new boats, I would say on an after-tax basis returns of 15% plus on the new boats is, probably in the 15% to 20% range. It is kind of where we are on the new boats. Yes.

Female Speaker: When do you expect current supply overhang to go away and also, it is in some of the…jackup rates are moving out of COSL that is going into international markets. Do you expect some of the old fleet boats to follow them?

Moderator: Do you want to take that or…?

Dean Taylor: When do we expect capacity overhang to go away? That presumes that you believe that there is a capacity overhang in the first place. Some people do. We are not in that camp. We think that there can be, but I think that those concerns are overgrown frankly. If you look at the average age of the worldwide fleet, it is old. Most of the worldwide fleet was built between 1974 and 1983. You are not old enough to remember 1983, but some of us are, and anything that was built in 1983 by 2008 is 25 years old. Matt Simmons said the other day that he was interviewed on Bloomberg and he was pointing out the average age of the worldwide drilling fleet is 25 years old. That is the average age and I think the average age of the worldwide boat fleet is about 21 years old. So I think that the capacity concerns may be tampered by the age of the worldwide fleet. And I did not understand the second part of your question, would you might repeating it?

Joe Bennett: Now the second part is in regards to Gulf of Mexico and kind of what we have done with, what people are hearing about the Gulf now. We announced last week in our conference call, we moved eight boats out of the Gulf. We have more boats moving out during this current quarter and we just continue to assess it, the benefit of being Tidewater with the international infrastructure, that we have that we are able to move boats out.

Moderator: With the interest of time, we will go ahead and move on. If you have some questions, I am sure Dean and Joe will be available outside for them.